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Exhibit 1

ORIENT-EXPRESS HOTELS LTD.

(a Bermuda company)

8,500,000 Class A Common Shares

PURCHASE AGREEMENT

Dated: March 15, 2005

Orient-Express Hotels Ltd.
a Bermuda company

8,500,000 Class A Common Shares
(Par Value $.01 Each)

PURCHASE AGREEMENT

March 15, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

        Orient-Express Hotels Ltd., a Bermuda company (the "Company"), and Sea Containers Ltd., a Bermuda company (the "Selling Shareholder"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Citigroup Global Markets Inc. ("Citigroup") (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to (A) the sale by the Company and the Selling Shareholder, acting severally and not jointly, of the respective numbers of class A common shares, par value $.01 each, of the Company ("Class A Shares") set forth in Schedule B hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Class A Shares set forth in Schedule A hereto, and (B) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in paragraph 2(b) hereof to purchase all or any part of 1,050,000 additional Class A Shares to cover overallotments, if any. The aforesaid 8,500,000 Class A Shares (the "Initial Shares") to be purchased by the Underwriters, and all or any part of the 1,050,000 Class A Shares subject to the option described in paragraph 2(b) hereof (the "Option Shares"), are hereinafter called, collectively, the "Shares". Each Class A Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of the Company (a "Preferred Share"), subject to adjustment. The Rights are provided for in a Rights Agreement dated as of June 1, 2000, between the Company and EquiServe Trust Company N.A. (successor to Fleet National Bank), as rights agent (the "Rights Agreement").

        The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem it to be advisable after this Agreement has been executed and delivered.

        The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-123020), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 of the 1933 Act Regulations ("Rule 424(b)") or (ii) if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations ("Rule 434"), prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated March 4, 2005 together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are included in a document which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    The Company meets the registrant requirements for the use of Form S-3 to register under the 1933 Act the offer and sale of the Shares as described in the Prospectus. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for supplemental information pursuant to Rule 418 under the 1933 Act has been complied with.

          At the respective times when the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or will become effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the

  Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement will be issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection (a)(i) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the Furnished Information, as provided in paragraph 6(a) of this Agreement.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b), complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission by means of EDGAR, except to the extent permitted by Regulation S-T.

          The descriptions in the Registration Statement and the Prospectus of contracts and other legal documents, statutes, and legal and governmental proceedings are accurate summaries in all material respects.

          (ii)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Shares are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)    Independent Accountants.    To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the rules of the Commission.

          (iv)    Financial Statements.    The consolidated financial statements of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position and results of operations of the Company and its subsidiaries on a consolidated basis at the respective dates, or for the respective periods, to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein. Any summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

          (v)    No Material Adverse Change in Business.    Subsequent to the respective dates as of which information regarding such matters is given in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) except for this Agreement and the transactions provided for herein, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, other than regular quarterly dividends in the amount of $.025 per Class A Share and per Class B Share (as hereinafter defined).

          (vi)    Good Standing of the Company and its Subsidiaries.    The Company and the subsidiaries of the Company have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate the Company's properties and conduct the Company's business as described in the Prospectus; and the Company has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement; and the Company and the subsidiaries of the Company are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

          (vii)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except that (a) the validity of the indemnification and contribution provisions of Sections 6 and 7 of this Agreement may be limited by public policy considerations, and (b) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York, and may be subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and/or New York CPLR Section 510, respectively.

          (viii)    Authorization of Rights Agreement.    The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company, and the Rights attached to the Shares will be validly issued when the Shares to which they are attached are issued; and the Preferred Shares issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

          (ix)    Authorization and Description of Shares.    The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the terms of this Agreement, and, when issued and delivered to the Underwriters by the Company pursuant to the terms of this Agreement, against payment of the consideration set forth in paragraph 2(c) of this Agreement, will be validly issued, fully paid and non-assessable; and the descriptions of the Class A Shares and the Rights in the Prospectus are materially accurate and complete summaries.

          (x)    Capitalization.    The authorized, issued and outstanding capital shares of the Company are as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus).

          All of the outstanding capital shares of the Company and the subsidiaries of the Company, including the Shares to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and nonassessable, and the Company, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societé de la Cité S.A., approximately 25% of the equity in Miraflores Ventures Ltd. and Plan Costa Maya S.A. de C.V., and 6.5% of the equity in Europe Hotel LLC are not owned by the Company or its subsidiaries; no holder of the outstanding capital shares of the Company is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder; and none of the outstanding capital shares of the Company was issued in violation of the preemptive rights of any shareholder of the Company.

          (xi)    New York Stock Exchange Listing.    The Class A Shares (including the Shares) and the Rights are listed on the New York Stock Exchange.

          (xii)    Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect; and the execution and delivery by the Company of this Agreement, the performance by the Company of, or compliance with, its obligations under this Agreement, the sale and delivery by the Company of the Shares, the Rights and, upon exercise of the Rights, the Preferred Shares, and the other transactions contemplated in this Agreement or the Registration Statement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any subsidiary of the Company under,

            (a)   any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company's subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens and charges or encumbrances that would not have a Material Adverse Effect, or

            (b)   the charter or bye-laws or other constituent documents of the Company or any of the Company's subsidiaries, or

            (c)   any statute, rule or regulation, or any decree, judgment or order of any United States domestic ("domestic") or foreign court or governmental agency or body having jurisdiction over the Company or any of the Company's subsidiaries, or over their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

          (xiii)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (other than as disclosed in the Prospectus), now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Shares pursuant to this Agreement; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of this Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

          (xiv)    Documents.    There are no contracts or documents which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described.

          (xv)    Possession of Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi)    Absence of Further Requirements.    No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by the Company of the Shares and the Rights except:

    (a)
    such as shall have been obtained or made under the 1933 Act or the 1933 Act Regulations,

    (b)
    such as have been obtained from the Bermuda Monetary Authority, and

    (c)
    such as may be required under state securities laws in connection with the purchase and distribution of the Shares and the Rights by the Underwriters.

          (xvii)    Possession of Licenses and Permits.    Except as disclosed in the Registration Statement, or except as would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xviii)    Title to Property.    Each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise referred to in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix)    Investment Company Act.    The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (xx)    Environmental Laws.    Except as disclosed in the Prospectus or except as would not individually or in the aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries are in compliance with all applicable Environmental Laws, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxi)    Registration Rights.    There are no contracts, agreements or understandings between the Company and any person other than the Selling Shareholder granting such person the right to require the Company to include in the Registration Statement any securities (debt or equity) of the Company owned or to be owned by such person.

          (xxii)    Internal Controls.    The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined in SEC Rule 13a-15(f) under the 1934 Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Management assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based on this assessment and those criteria, management believes that the Company's internal control over financial reporting is effective as of December 31, 2004. Deloitte & Touche LLP, the Company's independent auditor (a registered public accounting firm), issued an attestation report on management's assessment of the Company's internal control over financial reporting.

          The Company is not aware of (a) any material weakness in internal control over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. There have been no changes in the Company's internal control over financial reporting since December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

          (xxiii)    Disclosure Controls and Procedures.    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company's most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.

          (xxiv)    Compliance with Sarbanes-Oxley Act of 2002.    The Company its officers and directors are in compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

          (xxv)    Absence of Manipulation.    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (xxvi)    Taxes.    The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement and Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

        (b)    Representations and Warranties by the Selling Shareholder.    The Selling Shareholder represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

          (i)    Accurate Disclosure.    To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; and the appropriate members of management of the Selling Shareholder have reviewed and are familiar with the Registration Statement and the Prospectus and, to their best knowledge, neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment in any such amendment or supplement will be issued and at the Closing Time, will include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Selling Shareholder is not prompted to sell the Shares to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

          (ii)    Authorization of Agreements.    The Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder. The execution and delivery of this Agreement, the sale and delivery of the Shares to be sold by the Selling Shareholder, the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder (A) have been duly authorized by all necessary corporate action on the part of the Selling Shareholder, (B) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or which is specifically binding on it or to which any of the Selling Shareholder's property or assets is subject (except for such conflicts, breaches, or defaults or liens, charges or encumbrances that would not result in a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Selling Shareholder and its consolidated subsidiaries considered as one enterprise (a "Selling Shareholder Material Adverse Effect"), (C) will not result in any violation of the provisions of the charter, bye-laws or other organizational documents of the Selling Shareholder, and (D) will not result in any violation of any applicable, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, within or without the United States, having jurisdiction over the Selling Shareholder or any of its properties.

          (iii)    Direct Holder of Shares; Title to Shares.    The Selling Shareholder has, and at the Closing Time will have, full right, power and authority to hold, sell, transfer and deliver the Shares to be sold by the Selling Shareholder pursuant to this Agreement or a valid security entitlement in respect of such Shares.

          (iv)    Delivery of Shares.    Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such other nominee), registration of such Shares in the name of Cede or such other nominee of DTC (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such other nominee), and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC"), to such Shares), (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any adverse claim to such Shares may successfully be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its memorandum of association, bye-laws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (v)    Absence of Manipulation.    The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (vi)    Absence of Further Requirements.    No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Selling Shareholder of its obligations under this

  Agreement or the consummation of the transactions contemplated by this Agreement or otherwise in connection with the valid sale and delivery by the Selling Shareholder of the Shares except:

      (a)
      such as shall have been obtained or made under the 1933 Act or the 1933 Act Regulations,

      (b)
      such as have been obtained from the Bermuda Monetary Authority, and

      (c)
      such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (vii)    No Association with NASD.    Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

        (c)    Officer's Certificates.    Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by any officer of the Selling Shareholder and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Shares.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Shares set forth in Schedule B opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Shares, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b)    Option Shares.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 Option Shares, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by Merrill Lynch to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    Payment of the purchase price for, and delivery of the Shares for, the Initial Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022, or at such other place as shall be agreed upon by the Underwriters and the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company and the Selling Shareholder (such time of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

        Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholder against delivery to the Underwriters for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)    Denominations; Registration.    The Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3    Covenants of the Company and the Selling Shareholder.    The Company and the Selling Shareholder covenant with each Underwriter as follows:

        (a)   The Company will comply with the requirements of Rule 430A or Rule 434, as applicable, and will advise you immediately and confirm such advice in writing:

          (i)    of the Company's intention to amend or supplement the Registration Statement or the Prospectus (otherwise than by the filing of annual and interim reports pursuant to Section 13(a) of the 1934 Act), and the Company will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

          (ii)   of the filing of any document incorporated by reference in the Registration Statement, and promptly thereafter the Company will make available to you for consultation appropriate personnel of the Company so as to permit you to conduct due diligence with respect to such filing;

          (iii)  of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

          (iv)  of the filing or effectiveness of the Registration Statement, the Prospectus or any amendment or supplement thereto; and

          (v)   of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. The Company will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain its lifting at the earliest possible moment, if issued.

        (b)   The Company will furnish to the Underwriters such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

        (c)   If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the rules of the Commission, the Company will give you immediate notice to cease the sale of the Shares, and the Company will, subject to subsection 3(a)(i), promptly prepare and file with the Commission, at the Company's expense, such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

        (d)   The Company will make generally available to its securityholders an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

        (e)   Until this Agreement is terminated, or the option granted in paragraph 2(b) of this Agreement has expired, the Company will furnish to the Underwriters, as soon as available, (i) a copy of each of its annual reports to shareholders, (ii) a copy of each other document mailed by the Company to its shareholders, (iii) each press release or announcement issued by the Company, and (iv) from time to time, such other information concerning the Company and its subsidiaries as the Underwriters may reasonably request.

        (f)    The Company will cooperate with the Underwriters in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as the Underwriters shall reasonably designate and will cooperate with the Underwriters in continuing such qualifications in effect so long as required for the distribution by the Underwriters of such Shares and Rights in such jurisdictions; provided that in connection with such qualification, the Company will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject the Company to taxation in any jurisdiction where it is not now so subject. The Company will execute such statements and reports which the Underwriters or its counsel prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. The Company will also supply the Underwriters with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

        (g)   For a period of 90 days from the date of this Agreement, the Company and the Selling Shareholder will not, without the prior written consent of Merrill Lynch, directly or indirectly offer, pledge, sell or contract to sell any Class A Shares or any of the Company's class B common shares, par value $.01 each (the "Class B Shares"); sell any option or contract to purchase any Class A or Class B Shares; purchase any option or contract to sell any Class A or Class B Shares; grant any option, right or warrant for the sale of any Class A or Class B Shares; lend or otherwise dispose of or transfer any

Class A or Class B Shares; file a registration statement under the Securities Act for the Class A or Class B Shares, except for a post-effective amendment to the Company's registration statement on Form S-3, Registration No. 333-102576, which amendment is to be filed mainly for the purpose of deregistering from the said registration statement up to 4,500,000 Class A Shares which are being included in the Registration Statement as a portion of the Initial Shares; or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A or Class B Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Class A Shares issuable upon the exercise of employee stock options granted in the normal course of the Company's business, (ii) Class A Shares issuable upon conversion of the Company's outstanding Class B Shares and preferred shares, and (iii) any sale by Citibank International plc of the Class A and Class B Shares pledged to Citibank by the Selling Shareholder, as described in the Registration Statement under the caption "Beneficial Ownership of Class A and Class B Common Shares." Notwithstanding the foregoing, if: (A) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, then the restrictions imposed by this paragraph 3(g) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The Selling Shareholder hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by the Underwriters to the Company (in accordance with Section 12 hereof) and that any such notice properly delivered will be deemed to have been given to, and received by, the Selling Shareholder. The Selling Shareholder further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of the above paragraph during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company, and will not consummate such transaction or take any such action, unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

        (h)   At any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, if the Company releases to the general public quarterly financial statement information of the Company, interim financial statement information with respect to any unanticipated charge or gain or, upon your request, any other interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year, or preliminary financial statement information with respect to any fiscal year, the Company will promptly thereafter file with the Commission a Form 8-K Report under the 1934 Act, as required by Item 2.02 of the said form, that includes (or the Company shall, subject to subsection 3(a)(i), otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) such financial statement information and, if and to the extent the Company deems it relevant, corresponding information for the comparable period of the preceding fiscal year.

        (i)    At any time when a prospectus is required to be delivered under the 1933 Act in connection with sales of the Shares, the Company (i) will file promptly and within the time periods required by the 1934 Act and the 1934 Act Regulations all documents required to be filed under the 1934 Act by it with the Commission, and (ii) will obtain the written consent of the Company's independent accountants for the incorporation by reference in the Registration Statement of their reports on the audited financial statements contained in the Company's annual reports on Form 10-K under the 1934 Act.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses of the Company.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the costs of the preparation, printing and filing the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the costs of the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery to the Underwriters of the Shares being sold by the Company, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the filing fees incident to any filings under state securities laws, and the reasonable fees and disbursements of counsel for the Underwriters in connection with such filings, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets, the Prospectus and any amendments or supplements thereto, (vii) the costs of the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Class A Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Shares and (x) the fees and expenses incurred in connection with the listing on the New York Stock Exchange of the newly issued Shares being sold by the Company.

        (b)    Expenses of the Selling Shareholder.    The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the sale by it of Shares pursuant to, this Agreement, including (i) any stamp or other duties, capital duties and stock or other transfer taxes, if any, payable upon its sale or delivery of its Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel.

        (c)    Termination of Agreement.    If this Agreement is terminated by the Underwriters in accordance with the provisions of paragraph 5(a) or subsection 9(a)(i) hereof, the Company and the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        (d)    Allocation of Expenses.    The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of the costs and expenses of the offer and sale of the Shares.

        SECTION 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to (1) the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof, or in certificates of any officer of the Company or any subsidiary of the Company or the Selling Shareholder delivered pursuant to the provisions hereof, (2) the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b)    Opinion of U.S. Counsel for the Company.    At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Carter Ledyard & Milburn LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto.

        (c)    Opinion of Bermuda Counsel for the Company.    At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Appleby Spurling Hunter, Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-2 hereto.

        (d)    Opinion of Edwin S. Hetherington.    At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Edwin S. Hetherington, Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-3 hereto.

        (e)    Opinion of U.S. Counsel for the Selling Shareholder.    At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Carter, Ledyard & Milburn LLP, U.S. counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-4 hereto.

        (f)    Opinion of Bermuda Counsel for the Selling Shareholder.    At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Appleby Spurling Hunter, Bermuda counsel for the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-5 hereto.

        (g)    Opinion of Counsel for Underwriters.    At Closing Time, the Underwriters shall have received the opinion, dated as of the date of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by laws other than the laws of the State of New York, the federal law of the United States and the General Corporation Law and Limited Liability Company Act of the State of Delaware, upon the opinions of counsel reasonably satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, the Selling Shareholder and public officials.

        (h)    Officer's Certificate of the Company.    At Closing Time, there shall not have been, since the date hereof, any Material Adverse Change, and the Underwriters shall have received a certificate of the President or any Vice President of the Company, dated as of the date of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that purpose have been initiated or are pending or, to such person's knowledge, are threatened.

        (i)    Officers' Certificate of the Selling Shareholder.    At Closing Time, the Underwriters shall have received a certificate of the President or any Vice President of the Selling Shareholder, dated as of the date of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in paragraph 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all its covenants in this Agreement, and satisfied all conditions hereunder on its part to be performed or satisfied under this Agreement at or prior to Closing Time.

        (j)    Accountants' Comfort Letter.    On the date of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (k)    Bring-down Comfort Letter.    At Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of the date of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (j) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the date of Closing Time.

        (l)    Approval of Listing.    At Closing Time, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (m)    No Objection.    The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting compensation.

        (n)    Lock-up Agreements.    At the date of this Agreement, the Underwriters shall have received agreements substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

        (o)    Conditions to Purchase of Option Shares.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained in Section 1 hereof, and the statements in any certificates furnished by the Company, any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

          (i)    Officer's Certificate of the Company.    A certificate, dated such Date of Delivery, of the President or any Vice President of the Company either (A) confirming that the certificate delivered at Closing Time pursuant to paragraph 5(h) hereof remains true and correct as of such Date of Delivery, or (B) to the same effect as the certificate required by paragraph 5(h).

          (ii)    Opinions of Counsel for Company.    The opinions of Carter Ledyard & Milburn LLP, Appleby Spurling Hunter and Edwin S. Hetherington, each in form reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by paragraphs 5(b), (c), and (d) hereof.

          (iii)    Opinion of Counsel for Underwriters.    The opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by paragraph 5(g) hereof.

          (iv)    Bring-down Comfort Letter.    A letter from Deloitte & Touche LLP in form and substance reasonably satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to paragraph 5(k) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (p)    Additional Documents.    At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

        (q)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Underwriters by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of Underwriters.    (1) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 405 under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and manner set forth in clauses (i), (ii) and (iii) below as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder; and

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the Shares to any person by the Underwriters if the Underwriters failed to send or give a copy of any subsequent preliminary prospectus or the Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or mission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the Prospectus, unless such failure resulted from noncompliance by the Company with Section 3(c) hereof; and provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"). The Underwriters will deliver to the Company at Closing Time a certificate identifying the location of all Furnished Information in the Prospectus.

        (b)    Indemnification of Company, the Selling Shareholder and Others.    Each Underwriter severally agrees to indemnify and hold harmless the Company, the Selling Shareholder, the Company's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in paragraph (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

        (c)    Actions Against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6 indemnity agreement. In the case of parties indemnified pursuant to paragraph 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Citigroup and, in the case of parties indemnified pursuant to paragraph 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)    Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e)    Other Agreements with Respect to Indemnification.    The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet), bear to the aggregate initial public offering price of the Shares as set forth on such cover.

        The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or the Selling Shareholder, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto, and not joint.

        The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

        SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Selling Shareholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, or by or on behalf of the Company or the Selling Shareholder, and shall survive the delivery of the Shares to the Underwriters.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    Merrill Lynch may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of Merrill Lynch, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the other Underwriters shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a)   if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof, or

          (b)   if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholder to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of the non-defaulting Underwriters.

        No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Shareholder to sell the relevant Option Shares, as the case may be, either (i) the non-defaulting Underwriters or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

        SECTION 11.    Default by the Selling Shareholder or the Company.

        (a)   If the Selling Shareholder shall fail at Closing Time to sell and deliver the number of Shares which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Underwriters, by notice from the Underwriters to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Shares which the Company has agreed to sell hereunder. No action taken pursuant to this Section shall relieve the Selling Shareholder so defaulting from liability in respect of such default.

        In the event of a default by the Selling Shareholder as referred to in this Section, the Underwriters and the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

        (b)   If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

        SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by fax or any other standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Merrill Lynch at 4 World Financial Center, New York, New York 10080, Attention: General Counsel (Facsimile: 212-449-3207). Notices to the Company and the Selling Shareholder shall be directed to c/o Orient-Express Services Ltd., Attention: Edwin S. Hetherington, Corporate Secretary, 20 Upper Ground, London SEI 9PF, England (Facsimile: 011-44-207-805-5916).

        SECTION 13.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholder and their respective successors, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 16.    Submission to Jurisdiction.    Any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, the Company and the Selling Shareholder each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and the Company and the Selling Shareholder each hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company and the Selling Shareholder each hereby irrevocably designates Corporation Service Company as the designee, appointee and agent of the Company and the Selling Shareholder to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to the Company at its address set forth in Section 12, but the failure of the Company or the Selling Shareholder to receive such copy will not affect in any way the service of such process. In addition to service on the Company's and the Selling Shareholder's process agent, the Company and the Selling Shareholder each further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company and the Selling Shareholder at their respective said address, such service to become effective 10 days after such mailing. Nothing herein will affect your right or the right of any holder of Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company and the Selling Shareholder in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,
ORIENT-EXPRESS HOTELS LTD.
By:

Name:
Title:
SEA CONTAINERS LTD.
By:

Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:

Name:
Title:
CITIGROUP GLOBAL MARKETS INC.
By:

Name:
Title:

SCHEDULE A

Name of Underwriter	Number of Initial Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,100,000
Citigroup Global Markets Inc.	3,400,000

Total	8,500,000

Sch A-1

SCHEDULE B

Selling Shareholder and Company Shares

	Number of Initial Shares to be Sold	Maximum Number of Option Shares to be Sold
Orient-Express Hotels Ltd	4,000,000	1,050,000
Sea Containers Ltd	4,500,000	—

Total	8,500,000	1,050,000

Sch B-1

SCHEDULE C
Orient-Express Hotels Ltd.

8,500,000 Class A Common Shares
(Par Value $.01 Each)

1.
1.    The public offering price per share, for the Shares, determined as provided in Section 2, shall be $25.54.

2.
2.    The purchase price per share for the Shares to be paid by the several Underwriters shall be $24.20, being an amount equal to the initial public offering price set forth above less $1.34 per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares.

Sch C-1

SCHEDULE D

        List of persons subject to lock-up under paragraph 5(n) in the form of Exhibit B

1.
Simon M. C. Sherwood

2.
James B. Sherwood

Sch D-1

Exhibit A-1

FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP
TO BE DELIVERED PURSUANT TO PARAGRAPH 5(b)

March 21, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Citigroup Global Markets Inc.
as the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
4 World Financial Center
New York, New York 10080

    Re:
    Orient-Express Hotels Ltd.
    Public Offering of Class A Common Shares

Ladies and Gentlemen:

        We have acted as counsel to Orient-Express Hotels Ltd., a Bermuda company ("OEH"), in connection with the execution and delivery of the Purchase Agreement dated March 15, 2005 (the "Purchase Agreement"), among OEH, Sea Containers Ltd., a Bermuda company ("Sea Containers"), and the several underwriters addressed above (the "Underwriters"). The Purchase Agreement relates to the sale by OEH and Sea Containers of up to 9,550,000 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include up to 1,050,000 Class A Shares to cover overallotments. Unless otherwise defined herein, all capitalized terms herein are as defined in the Purchase Agreement.

        This opinion is being delivered to you pursuant to paragraph 5(b) of the Purchase Agreement in connection with the purchase by the Underwriters of 8,500,000 of the Shares pursuant to paragraph 2(a) of the Purchase Agreement (the "Initial Shares"). As a basis for the opinions expressed herein, we have examined copies of the Registration Statement and the Prospectus, and originals, or copies certified or otherwise identified to our satisfaction, of such other agreements and certificates and statements of governmental officials, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of OEH.

        Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

        1.     Orient-Express Hotels Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of Charleston Center LLC and Windsor Court Hotel LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

        2.     To the best of our knowledge, except as may be described in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which OEH or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be

A-1-1

described in the Registration Statement or the Prospectus pursuant to Item 103 ("Legal Proceedings") of Regulation S-K.

        3.     The execution and delivery by OEH of the Purchase Agreement, the performance by OEH of, or its compliance with its obligations under, the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement or in the Registration Statement, including the offering, issuance or sale by OEH of the Initial Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion) do not and will not, whether with or without the giving of notice or passage of time or both, result in a breach or violation by OEH of any of the terms or provisions of, or constitute a default by OEH under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto, or (B) any United States federal or New York statute, rule or regulation, or any decree, judgment or order, known to us, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or to any of its properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

        4.     No consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of our knowledge, any United States federal or New York court is required for the performance by OEH of its obligations under the Purchase Agreement or the consummation of the transactions contemplated by the Purchase Agreement, including the offering, issuance or sale by OEH of the Initial Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Initial Shares and the Rights associated therewith, (a) such as have been obtained or made under the Securities Act of 1933, as amended (the "1933 Act"), and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Initial Shares by the Underwriters, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Securities, (a) such as may be required under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights.

        5.     The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened.

        6.     Each document incorporated by reference in the Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder.

        7.     The descriptions in the Registration Statement and the Prospectus of those contracts and other legal documents, United States federal and New York statutes, and legal and governmental proceedings in the United States which are listed in Annex B hereto, are accurate summaries in all material respects.

        8.     The information included in the Prospectus under "Material Tax Considerations—Material United States Federal Income Tax Consequences" accurately describes in all material respects the United States federal income tax consequences that generally will apply to purchasers of Shares under currently applicable law.

        9.     To the best of our knowledge, there are no contracts or documents required to be described in the Registration Statement or Prospectus, or required to be filed as exhibits to the Registration Statement, or incorporated by reference in the Registration Statement or the Prospectus, which are not

A-1-2

described or filed or incorporated by reference as required, it being understood that we express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus.

        10.   The Class A Shares and the Rights are listed on the New York Stock Exchange.

        11.   OEH is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Shares as described in the Prospectus. The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder.

        12.   OEH's submission (pursuant to Section 16 of the Purchase Agreement) to the personal jurisdiction of the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York with respect to any action or proceeding arising out of, or based on, the Purchase Agreement is valid and enforceable against OEH, and OEH's appointment of Corporation Service Company as its designee, appointee and agent upon whom process may be served in any such action or proceeding is also valid and enforceable against OEH. However, the enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. § 1404(a) and New York CPLR § 510, respectively.

        13.   OEH is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        While we have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in paragraphs 7 and 8 above), on the basis of discussions regarding the business and affairs of OEH and our familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH in connection with previous transactions, nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement, as to which we express no view), as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Prospectus, as to which we express no view), at the date of the Prospectus and at all times up to and including the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        No opinion is expressed herein as to any laws other than the laws of the United States of America and the State of New York, and the General Corporation Law and Limited Liability Company Act of the State of Delaware. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity other than the Underwriters and their counsel for any purpose whatsoever without our prior written consent in each instance.

                                                                                        Very truly yours,

VMS/SVB:lrh

A-1-3

ANNEX A

Indentures, Mortgages, Loan Agreements, Etc.

1.
Credit Agreement, dated as of September 18, 2002, by and among Orient-Express Hotels Ltd., Companhia Hotéis Palace, WestLB AG, New York Branch, and the lenders party thereto from time to time.

2.
Loan Agreement, dated as of May 22, 2002, by and among Charleston Center LLC, as Borrower, Credit Lyonnais New York Branch and Aareal Bank AG, as Lenders, Credit Lyonnais New York Branch, as Co-Agent and Administrative Agent for Lenders, and Aareal Bank AG, as Co-Agent for Lenders.

3.
Credit Agreement, dated as of August 20, 2003, by and among '21' Club, Inc., Mountbay Holdings Inc., Keswick Club L.P. as Borrowers, '21' Club Properties Inc., Inn at Perry Cabin Corporation, Keswick Corporation, Keswick Hall Inc., Keswick Utilities, Inc., Orient-Express Hotels Inc., Orient-Express Hotels Ltd., as Borrower's Parties and Oversea-Chinese Banking Corporation Limited, New York Agency, as Lender.

4.
Loan Agreement, dated as of July 27, 2001, by and among Island Hotel (Madeira) Limited, Orient-Express Hotels Ltd., the Banks and Financial Institutions set forth in Schedule 1, and Oversea-Chinese Banking Corporation Limited, as Agent and Security Trustee.

5.
Loan Agreement, dated as of May 1, 2003, by and between Windsor Court Hotel LLC and Oversea-Chinese Banking Corporation Limited, New York Agency.

6.
Cash Advance Project Finance Facility Agreement, dated March 22, 2000, by and among Clyfire Pty Limited and Merjade Pty Ltd., as Borrowers, each Company specified as a Guarantor in Schedule 1, Westdeutsche Landesbank Girozentrale, ARBN, as Initial Bank, each Financial Institution specified as a Bank in Schedule 2, each Financial Institution specified as a Hedge Counterparty in Schedule 3, Westdeutschebank Landesbank Girozentrale, ARBN, as Facility Agent, and Westdeutsche Landesbank Girozentrale, ARBN, as Security Trustee.

7.
Loan Agreement, dated April 9, 2003, by and among Commerzbank Aktiengesellschaft, Sucursal en Madrid, Orient-Express Madrid S.L. and Orient-Express Spanish Holdings.

8.
Agreement for Euro 135 Million Term and Multi-Currency Revolving Credit Facility, dated July 1, 2003, by and between Orient-Express Hotels Ltd. and Barclays Bank PLC.

9.
Services Agreement, dated as of August 1, 2000, by and among Sea Containers Ltd., Sea Containers Services Ltd. And Orient-Express Hotels Ltd., as amended by an Amendment of Services Agreement, dated as of January 1, 2001, by and among Sea Containers Ltd., Sea Containers Services Ltd. and Orient-Express Hotels Ltd.

10.
Noncompete Agreement, dated August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

11.
Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Hotels Inc., Orient-Express Properties Inc., Sea Containers UK Ltd., Sea Containers British Isles Ltd. and Orient-Express Hotels UK Ltd.

12.
Orient-Express Hotels Ltd. 2000 Stock Option Plan, dated June 5, 2000.

13.
Contract, dated February 18, 1982, by and between James Blair Sherwood and Hotel Cipriani S.p.A.

A-1-4

14.
Rights Agreement, dated as of June 1, 2000, by and between Orient-Express Hotels Ltd. and Fleet National Bank, as Rights Agent.

15.
Tax Sharing Agreement, dated as of August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

16.
Share Owning Subsidiaries Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Sea Containers Holdings Ltd., Sea Containers House Ltd., The Marine Containers Insurance Co. Ltd., Sea Containers Asia Ltd. and Orient-Express Hotels Ltd., as amended by an Amended and Restated Share Owning Subsidiaries Restructuring Agreement, dated as of June 6, 2001, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Orient- Express Holdings 2 Ltd., Orient-Express Holdings 3 Ltd., Orient-Express Holdings 4 Ltd., and Contender 2 Ltd.

17.
Indemnity Agreement dated August 1, 2000, by and between Orient-Express Hotels Ltd. and Sea Containers Ltd.

18.
Right of First Refusal and Option Agreement Regarding Indirectly Held Hotel Cipriani Interests, dated August 22, 1989, by and among James B. Sherwood, Orient-Express Hotels Inc. and Sea Containers America Inc.

19.
Agreement Regarding Hotel Cipriani Interests, dated January 27, 1989, by and among James B. Sherwood, Orient-Express Hotels Inc., and Hotel Cipriani S.p.A.

A-1-5

ANNEX B

Descriptions of Contracts, Other Legal Documents,
Statutes and Legal Proceedings

A.    Contracts and Other Legal Documents

Item		Location of description
1.	Orient-Express Hotels 2000 Stock Option Plan	Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2004 (the "Form 10-K"), at Item 11, page 71, under the caption "2000 and 2004 Stock Option Plans."
2.	Orient-Express Hotels 2004 Stock Option Plan	Form 10-K at Item 11, page 71, under the caption "2000 and 2004 Stock Option Plans."
3.	Schedule 13D and Schedule 13G reports with respect to the beneficial ownership of the Company's common shares	A.	Footnotes (2), (5) and (6) to the "Five Percent Shareholders" table, Form 10-K at Item 12, pages 72-73, and
		B.	Footnotes (3), (5) and (6) to the table on pages 24 of the Prospectus under the caption "Beneficial Ownership of Class A and Class B Common Shares."
4.	Amended and Restated Agreement Regarding Hotel Cipriani Interests dated February 8, 2005, between James B. Sherwood, Hotel Cipriani S.r.l. and the Company.	Form 10-K at Item 13, page 75.
5.	Amended and Restated Right of First Refusal and Option Agreement Regarding Indirectly Held Hotel Cipriani Interests dated February 8, 2005, between James B. Sherwood and the Company.	Form 10-K at Item 13, page 75.
6.	Services Agreement dated August 1, 2000 among Sea Containers Ltd., Sea Containers Services Ltd. and the Company, and Amendment thereto dated January 1, 2001.	Form 10-K at Item 13, pages 75-76 under the caption "Agreements with Sea Containers Ltd. — Services Agreement."
7.	Tax Sharing Agreement dated August 1, 2000, between Sea Containers Ltd, and the Company.	Form 10-K at Item 13, page 76 under the caption "Agreements with Sea Containers Ltd. — Tax Sharing Agreement."
8.	Non-Compete Agreement dated August 1, 2000, between Sea Containers Ltd. and the Company.	Form 10-K at Item 13, page 76 under the caption "Agreements with Sea Containers Ltd. — Non-Compete Agreement."

B.    United States Federal and New York Statutes (not including the Internal Revenue Code).

None

C.    Legal and Governmental Proceedings in the United States.

None

A-1-6

Exhibit A-3

FORM OF OPINION OF EDWIN S. HETHERINGTON
TO BE DELIVERED PURSUANT TO PARAGRAPH 5(d)

March 21, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Citigroup Global Markets Inc.
as the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
4 World Financial Center
New York, New York 10080

    Re:
    Orient-Express Hotels Ltd.
    Public Offering of Class A Common Shares

Ladies and Gentlemen:

        I am the Secretary of Orient-Express Hotels Ltd., a Bermuda company ("OEH"). I am delivering this opinion in connection with the execution and delivery of the Purchase Agreement dated March 15, 2005 (the "Purchase Agreement"), among OEH, Sea Containers Ltd., a Bermuda company ("Sea Containers"), and the several underwriters addressed above (the "Underwriters"). The Purchase Agreement relates to the sale by OEH and Sea Containers of up to 9,550,000 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include 1,050,000 Class A Shares to cover over-allotments. Unless otherwise defined herein, all capitalized terms herein are as defined in the Purchase Agreement.

        This opinion is being delivered to you pursuant to paragraph 5(d) of the Purchase Agreement in connection with the purchase by the Underwriters of 8,500,000 of the Shares pursuant to paragraph 2(a) of the Purchase Agreement (the "Initial Shares"). As a basis for the opinions expressed herein, I have examined copies of the Registration Statement and the Prospectus, and originals, or copies certified or otherwise identified to my satisfaction, of such other agreements, and certificates and statements of governmental officials, and of officers and other representatives of OEH, as I have deemed necessary. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals (and the authenticity of such originals) of all documents submitted to me as copies.

        Based upon the foregoing and subject to the qualifications expressed below, I am of the opinion that:

  1.
  The execution and delivery by OEH of the Purchase Agreement, the performance by OEH of, or its compliance with its obligations under, the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement or in the Registration Statement, including the offering, issuance or sale by OEH of the Initial Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion) do not and will not, whether with or without the giving of notice or passage of time or both, result in a breach or violation by OEH of any of the terms or provisions of, or constitute a default by OEH under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of

A-3-1

    OEH or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto, or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court in the United Kingdom having jurisdiction over OEH or any of its subsidiaries or any of their assets, properties or operations.

  2.
  To the best of my knowledge, there are no legal or governmental proceedings pending or threatened in England to which OEH or any of its subsidiaries is a party or to which any of its or their property is subject, except as may otherwise be disclosed in the Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

        In my capacity as the Secretary of OEH, I have participated in the preparation of the Registration Statement and the Prospectus. In the course of those preparations, I have participated in conferences with other officers and other representatives of OEH, representatives of the independent public accountants for OEH, counsel to OEH and representatives of the Underwriters, and I am familiar with the statistical data contained in the Registration Statement and the Prospectus. Although I have not independently verified the accuracy, completeness or fairness of that statistical data, I advise you that no facts have come to my attention that cause me to believe (i) that the Registration Statement, at the time it became effective, included any statistical data which constituted or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or (ii) that the Prospectus, at the time it was issued and on the date hereof, included or includes any statistical data which constituted or contained, or constitutes or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading. Nothing set forth in this paragraph is intended to express any view with respect to the financial statements of OEH, or any related notes or schedules.

        This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity, other than you and your counsel, for any purpose whatsoever without my prior written consent in each instance; except, however, that this opinion may be shown to those persons entitled to examine your books and records by laws applicable to you.

Very truly yours,

A-3-2

ANNEX A
Indentures, Mortgages, Loan Agreements, Etc.

20.
Credit Agreement, dated as of September 18, 2002, by and among Orient-Express Hotels Ltd., Companhia Hotéis Palace, WestLB AG, New York Branch, and the lenders party thereto from time to time.

21.
Loan Agreement, dated as of May 22, 2002, by and among Charleston Center LLC, as Borrower, Credit Lyonnais New York Branch and Aareal Bank AG, as Lenders, Credit Lyonnais New York Branch, as Co-Agent and Administrative Agent for Lenders, and Aareal Bank AG, as Co-Agent for Lenders.

22.
Credit Agreement, dated as of August 20, 2003, by and among '21' Club, Inc., Mountbay Holdings Inc., Keswick Club L.P. as Borrowers, '21' Club Properties Inc., Inn at Perry Cabin Corporation, Keswick Corporation, Keswick Hall Inc., Keswick Utilities, Inc., Orient-Express Hotels Inc., Orient-Express Hotels Ltd., as Borrower's Parties and Oversea-Chinese Banking Corporation Limited, New York Agency, as Lender.

23.
Loan Agreement, dated as of July 27, 2001, by and among Island Hotel (Madeira) Limited, Orient-Express Hotels Ltd., the Banks and Financial Institutions set forth in Schedule 1, and Oversea-Chinese Banking Corporation Limited, as Agent and Security Trustee.

24.
Loan Agreement, dated as of May 1, 2003, by and between Windsor Court Hotel LLC and Oversea-Chinese Banking Corporation Limited, New York Agency.

25.
Cash Advance Project Finance Facility Agreement, dated March 22, 2000, by and among Clyfire Pty Limited and Merjade Pty Ltd., as Borrowers, each Company specified as a Guarantor in Schedule 1, Westdeutsche Landesbank Girozentrale, ARBN, as Initial Bank, each Financial Institution specified as a Bank in Schedule 2, each Financial Institution specified as a Hedge Counterparty in Schedule 3, Westdeutschebank Landesbank Girozentrale, ARBN, as Facility Agent, and Westdeutsche Landesbank Girozentrale, ARBN, as Security Trustee.

26.
Loan Agreement, dated April 9, 2003, by and among Commerzbank Aktiengesellschaft, Sucursal en Madrid, Orient-Express Madrid S.L. and Orient-Express Spanish Holdings.

27.
Agreement for Euro 135 Million Term and Multi-Currency Revolving Credit Facility, dated July 1, 2003, by and between Orient-Express Hotels Ltd. and Barclays Bank PLC.

28.
Services Agreement, dated as of August 1, 2000, by and among Sea Containers Ltd., Sea Containers Services Ltd. And Orient-Express Hotels Ltd., as amended by an Amendment of Services Agreement, dated as of January 1, 2001, by and among Sea Containers Ltd., Sea Containers Services Ltd. and Orient-Express Hotels Ltd.

29.
Noncompete Agreement, dated August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

30.
Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Hotels Inc., Orient-Express Properties Inc., Sea Containers UK Ltd., Sea Containers British Isles Ltd. and Orient-Express Hotels UK Ltd.

31.
Orient-Express Hotels Ltd. 2000 Stock Option Plan, dated June 5, 2000.

32.
Contract, dated February 18, 1982, by and between James Blair Sherwood and Hotel Cipriani S.p.A.

33.
Rights Agreement, dated as of June 1, 2000, by and between Orient-Express Hotels Ltd. and Fleet National Bank, as Rights Agent.

A-3-3

34.
Tax Sharing Agreement, dated as of August 1, 2000, by and between Sea Containers Ltd. and Orient-Express Hotels Ltd.

35.
Share Owning Subsidiaries Restructuring Agreement, dated as of July 21, 2000, by and among Sea Containers Ltd., Sea Containers Holdings Ltd., Sea Containers House Ltd., The Marine Containers Insurance Co. Ltd., Sea Containers Asia Ltd. and Orient-Express Hotels Ltd., as amended by an Amended and Restated Share Owning Subsidiaries Restructuring Agreement, dated as of June 6, 2001, by and among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Orient- Express Holdings 2 Ltd., Orient-Express Holdings 3 Ltd., Orient-Express Holdings 4 Ltd., and Contender 2 Ltd.

36.
Indemnity Agreement dated August 1, 2000, by and between Orient-Express Hotels Ltd. and Sea Containers Ltd.

37.
Right of First Refusal and Option Agreement Regarding Indirectly Held Hotel Cipriani Interests, dated August 22, 1989, by and among James B. Sherwood, Orient-Express Hotels Inc. and Sea Containers America Inc.

38.
Agreement Regarding Hotel Cipriani Interests, dated January 27, 1989, by and among James B. Sherwood, Orient-Express Hotels Inc., and Hotel Cipriani S.p.A.

A-3-4

Exhibit A-4

FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP
TO BE DELIVERED PURSUANT TO PARAGRAPH 5(e)

March 21, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Citigroup Global Markets Inc.
as the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
4 World Financial Center
New York, New York 10080

    Re:
    Re: Orient-Express Hotels Ltd.
    Public Offering of Class A Common Shares

Ladies and Gentlemen:

        We have acted as counsel to Orient-Express Hotels Ltd., a Bermuda company ("OEH"), in connection with the execution and delivery of the Purchase Agreement dated March 15, 2005 (the "Purchase Agreement"), among OEH, Sea Containers Ltd., a Bermuda company ("Sea Containers"), and the several underwriters addressed above (the "Underwriters"). The Purchase Agreement relates to the sale by OEH and Sea Containers of up to 9,550,000 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include up to 1,050,000 Class A Shares to cover over-allotments. Unless otherwise defined herein, all capitalized terms herein are as defined in the Purchase Agreement.

        This opinion is being delivered to you pursuant to paragraph 5(e) of the Purchase Agreement in connection with the purchase by the Underwriters of 8,500,000 of the Shares pursuant to paragraph 2 (a) of the Purchase Agreement (the "Initial Shares"). As a basis for the opinions expressed herein, we have examined copies of the Registration Statement and the Prospectus, and originals, or copies certified or otherwise identified to our satisfaction, of such other agreements, and such certificates and statements of governmental officials, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals, and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of OEH.

        Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

        1.     To the best of our knowledge, except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which the Selling Shareholder is a party or to which any of its properties is subject, which might reasonably be expected to affect materially and adversely the consummation of the transactions contemplated in the Purchase Agreement, or the performance by the Selling Shareholder of its obligations thereunder.

        2.     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York state court or governmental authority or agency (other than those obtained under the 1933 Act and the 1933 Act Regulations, which have been obtained, or those which may be required under the securities or blue sky laws of New York, as to

A-4-1

which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Selling Shareholder of the Purchase Agreement or for the offering, issuance, sale or delivery of the Initial Shares being sold by the Selling Shareholder.

        3.     The execution and delivery by Selling Shareholder of the Purchase Agreement, the performance by Selling Shareholder of, or its compliance with its obligations under, the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement or in the Registration Statement, including the offering, issuance or sale by Selling Shareholder of the Initial Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion) do not and will not, whether with or without the giving of notice or passage of time or both, result in a breach or violation by the Selling Shareholder of any of the terms or provisions of, or constitute a default by the Selling Shareholder under, or result in the creation or imposition of any lien, charge or encumbrance upon the Initial Shares to be sold by the Selling Shareholder under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A hereto, or (B) any United States federal or New York statute, rule or regulation, or any decree, judgment or order, known to us, of any United States federal or New York court or governmental agency or body specifically applicable to the Selling Shareholder or to any of its properties, except for such breaches, violations, defaults, liens, charges or encumbrances which might reasonably be expected not to affect materially and adversely the consummation of the transactions contemplated in the Purchase Agreement, or the performance by the Selling Shareholder of its obligations thereunder.

        4.     Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to the Purchase Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such other nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such other nominee) and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the UCC, to such Shares), (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any adverse claim to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of the foregoing representations, we have assumed that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

        No opinion is expressed herein as to any laws other than the laws of the United States of America and the State of New York. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion may not be used or relied upon by or published or communicated to any person or entity other than the Underwriters and their counsel for any purpose whatsoever without our prior written consent in each instance.

                                                                                        Very truly yours,

VMS/SVB

A-4-2

Exhibit B

FORM OF LOCK-UP AGREEMENT PURSUANT TO PARAGRAPH 5(n)

[            ], 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
Citigroup Global Markets Inc.
as the several Underwriters
c/o Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
4 World Financial Center
New York, New York 10080

Proposed Public Offering of Class A
Common Shares of Orient-Express Hotels Ltd.

Dear Sirs:

        The undersigned, a stockholder and an officer and director of Orient-Express Hotels Ltd., a Bermuda company (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Citigroup Global Markets Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and Sea Containers Ltd. providing for the public offering of the Company's class A common shares, par value $.01 each (the "Class A Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 60 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Class A Shares or any of its class B common shares, par value $.01 each (the "Class B Shares"), or any securities convertible into or exchangeable or exercisable for shares of Class A or B Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, for the Class A or Class B Shares except for a post-effective amendment to the Company's registration statement on Form S-3, Registration No. 333-102576, which amendment is to be filed mainly for the purpose of deregistering from the said registration statement up to 4,500,000 Class A Shares which are being included in the Registration Statement as a portion of the Initial Shares (collectively, the "Lock-Up Shares") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of shares of Class A Shares or B Shares or other securities, in cash or otherwise.

        Notwithstanding the foregoing, if:

        (1)   during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

        (2)   prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

        The undersigned hereby acknowledges and agrees that written notice of any extension of the 60-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch [and Citigroup] to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
Signature:
Print Name:

Table of Contents

PURCHASE AGREEMENT

SECTION 1.	Representations and Warranties	4
(a)	Representations and Warranties by the Company	4
	(i) Compliance with Registration Requirements	4
	(ii) Incorporated Documents	5
	(iii) Independent Accountants	5
	(iv) Financial Statements	5
	(v) No Material Adverse Change in Business	6
	(vi) Good Standing of the Company and its Subsidiaries	6
	(vii) Authorization of Agreement	6
	(viii) Authorization of Rights Agreement	6
	(ix) Authorization and Description of Shares	7
	(x) Capitalization	7
	(xi) New York Stock Exchange Listing	7
	(xii) Absence of Defaults and Conflicts	7
	(xiii) Absence of Proceedings	8
	(xiv) Documents	8
	(xv) Possession of Intellectual Property	8
	(xvi) Absence of Further Requirements	9
	(xvii) Possession of Licenses and Permits	9
	(xviii) Title to Property	9
	(xix) Investment Company Act	9
	(xx) Environmental Laws	10
	(xxi) Registration Rights	10
	(xxii) Internal Controls	10
	(xxiii) Disclosure Controls and Procedures	10
	(xxiv) Compliance with Sarbanes-Oxley Act of 2002	11
	(xxv) Absence of Manipulation	11
	(xxvi) Taxes	11
(b)	Representations and Warranties by the Selling Shareholder	11
	(i) Accurate Disclosure	11
	(ii) Authorization of Agreements	12
	(iii) Direct Holder of Shares; Title to Shares	12
	(iv) Delivery of Shares	12
	(v) Absence of Manipulation	13
	(vi) Absence of Further Requirements	13
	(vii) No Association with NASD	13
(c)	Officer's Certificates	13
SECTION 2.	Sale and Delivery to Underwriters; Closing	14
(a)	Initial Shares	14
(b)	Option Shares	14
(c)	Payment	14
(d)	Denominations; Registration	15
SECTION 3.	Covenants of the Company and the Selling Shareholder	15
SECTION 4.	Payment of Expenses.	18
(a)	Expenses	18
(b)	Expenses of the Selling Shareholder	18

i

(c)	Termination of Agreement	19
(d)	Allocation of Expenses	19
SECTION 5.	Conditions of Underwriters' Obligations	19
(a)	Effectiveness of Registration Statement	19
(b)	Opinion of U.S. Counsel for the Company	19
(c)	Opinion of Bermuda Counsel for the Company	19
(d)	Opinion of Edwin S. Hetherington	19
(e)	Opinion of U.S. Counsel for the Selling Shareholder	20
(f)	Opinion of Bermuda Counsel for the Selling Shareholder	20
(g)	Opinion of Counsel for Underwriters	20
(h)	Officer's Certificate of the Company	20
(i)	Officers' Certificate of the Selling Shareholder	20
(j)	Accountants' Comfort Letter	21
(k)	Bring-down Comfort Letter	21
(l)	Approval of Listing	21
(m)	No Objection	21
(n)	Lock-up Agreements	21
(o)	Conditions to Purchase of Option Shares	21
(p)	Additional Documents	22
(q)	Termination of Agreement	22
SECTION 6.	Indemnification	22
(a)	Indemnification of Underwriters	22
(b)	Indemnification of Company, the Selling Shareholder and Others	23
(c)	Actions Against Parties; Notification	24
(d)	Settlement without Consent if Failure to Reimburse	24
(e)	Other Agreements with Respect to Indemnification	24
SECTION 7.	Contribution	24
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	26
SECTION 9.	Termination of Agreement	26
(a)	Termination; General	26
(b)	Liabilities	26
SECTION 10.	Default by One or More of the Underwriters	27
SECTION 11.	Default by the Selling Shareholder or the Company	27
SECTION 12.	Notices	28
SECTION 13.	Parties	28
SECTION 14.	GOVERNING LAW AND TIME	28
SECTION 15.	Effect of Headings	28
SECTION 16.	Submission to Jurisdiction	28

ii

SCHEDULES
	Schedule A—List of Underwriters	Sch A-1
	Schedule B—Selling Shareholder and Company Shares	Sch B-1
	Schedule C—Pricing Information	Sch C-1
	Schedule D—List of Persons and Entities Subject to Lock-up	Sch D-1
EXHIBITS
	Exhibit A-1—Form of Opinion of Carter Ledyard & Milburn LLP	A-1-1
	Exhibit A-2—Form of Opinion of Appleby Spurling Hunter	A-2-1
	Exhibit A-3—Form of Opinion of Edwin S. Hetherington	A-3-1
	Exhibit A-1—Form of Opinion of Carter Ledyard & Milburn LLP	A-4-1
	Exhibit A-2—Form of Opinion of Appleby Spurling Hunter	A-5-1
	Exhibit B—Form of Lock-up Agreement	B-1

iii

QuickLinks

Orient-Express Hotels Ltd. a Bermuda company 8,500,000 Class A Common Shares (Par Value $.01 Each)
PURCHASE AGREEMENT
SCHEDULE A
SCHEDULE B
Selling Shareholder and Company Shares
SCHEDULE C Orient-Express Hotels Ltd. 8,500,000 Class A Common Shares (Par Value $.01 Each)
SCHEDULE D
FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP TO BE DELIVERED PURSUANT TO PARAGRAPH 5(b)
ANNEX A
ANNEX B Descriptions of Contracts, Other Legal Documents, Statutes and Legal Proceedings
ANNEX A Indentures, Mortgages, Loan Agreements, Etc.
FORM OF OPINION OF CARTER LEDYARD & MILBURN LLP TO BE DELIVERED PURSUANT TO PARAGRAPH 5(e)
Table of Contents